UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 25, 2007

DATA DOMAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33517	94-3412175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Central Expressway

Santa Clara, CA 95050

(Address of principal executive offices, including zip code)

(408) 980-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information contained in Item 4.02 below is incorporated by reference into this Item 2.02.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 25, 2007, Data Domain, Inc. (the “Company”) determined that in its previously issued financial statements for its fiscal years ended December 31, 2004, 2005 and 2006 and for its fiscal quarters ended March 31, 2006 and 2007 and June 30, 2006 and 2007, it erroneously calculated the weighted average number of shares outstanding for the purpose of determining its net income (loss) per share for each of these periods. The Company erroneously included as part of the weighted average number of shares outstanding unvested shares of common stock that were issued pursuant to the early exercise of stock options that were subject to repurchase at the end of each period. Accordingly, the Company’s previously issued financial statements covering such periods should no longer be relied upon because of this error. The effect of this error on each of these periods is as follows:

Data Domain, Inc.

Net Loss Per Share Restatement Comparison

Years ended December 31, 2004, 2005, 2006

(in thousands, except per share data)

	Year ended December 31,
	2004	2005	2006
Net loss - as reported	$(9,828)	$(13,783)	$(4,026)

Shares used in computing basic and diluted net loss per share - as reported	5,559	6,673	7,978
Decrease in weighted average shares outstanding	(887)	(872)	(850)

Shares used in computing basic and diluted net loss per share - as restated	4,672	5,801	7,128

Net loss per share basic and diluted - as reported	$(1.77)	$(2.07)	$(0.50)
Increase in net loss per share based on change in the number of weighted average shares outstanding	$(0.33)	$(0.31)	$(0.06)

Net loss per share basic and diluted - as restated	$(2.10)	$(2.38)	$(0.56)

Data Domain, Inc.

Net Income (Loss) Per Share Restatement Comparison

Three Months ended March 31, June 30, September 30 and December 31, 2006 and March 31 and June 30, 2007 and Six Months Ended June 30, 2006 and 2007

(in thousands, except per share data)

	Three Months Ended						Six months ended
	Mar 31, 2006	Jun 30, 2006	Sept 30, 2006	Dec 31, 2006	Mar 31, 2007	Jun 30, 2007	Jun 30, 2006	Jun 30, 2007
Net income (loss)—as reported	$(749)	$49	$(934)	$(2,392)	$(1,473)	$(1,231)	$(700)	$(2,704)

Shares used in computing basic net income (loss) per share—as reported	7,584	7,757	8,074	8,581	9,560	11,518	7,734	10,655
Decrease in weighted average shares outstanding	(1,102)	(1,098)	(1,066)	(1,192)	(1,522)	(1,454)	(1,023)	(1,411)

Shares used in computing basic net income (loss) per share—as restated	6,482	6,659	7,008	7,389	8,038	10,064	6,711	9,244

Net income (loss) per share basic—as reported	$(0.10)	$0.01	$(0.12)	$(0.28)	$(0.15)	$(0.11)	$(0.09)	$(0.25)
Increase in net income (loss) per share, basic based on change in the number of weighted average shares outstanding	$(0.02)	$—	$(0.01)	$(0.04)	$(0.03)	$(0.01)	$(0.01)	$(0.04)

Net income (loss) per share basic—as restated	$(0.12)	$0.01	$(0.13)	$(0.32)	$(0.18)	$(0.12)	$(0.10)	$(0.29)

Shares used in computing diluted net income (loss) per share—as reported	7,584	12,283	8,074	8,581	9,560	11,518	7,734	10,655
Decrease in weighted average shares outstanding	(1,102)	(1,098)	(1,066)	(1,192)	(1,522)	(1,454)	(1,023)	(1,411)

Shares used in computing diluted net income (loss) per share—as restated	6,482	11,185	7,008	7,389	8,038	10,064	6,711	9,244

Net income (loss) per share diluted—as reported	$(0.10)	$—	$(0.12)	$(0.28)	$(0.15)	$(0.11)	$(0.09)	$(0.25)
Increase in net income (loss) per share, diluted based on change in the number of weighted average shares outstanding	$(0.02)	$—	$(0.01)	$(0.04)	$(0.03)	$(0.01)	$(0.01)	$(0.04)

Net income (loss) per share diluted—as restated	$(0.12)	$—	$(0.13)	$(0.32)	$(0.18)	$(0.12)	$(0.10)	$(0.29)

On October 28, 2007, the Audit Committee of the Company’s Board of Directors discussed the matters described above with Ernst & Young LLP, the Company’s independent registered public accounting firm. Ernst & Young LLP informed the Audit Committee that it concurs with the Company’s conclusion to restate the affected prior periods.

The Company has filed its restated Audited Consolidated Financial Statements as of December 31, 2005 and 2006, and for the years ended December 31, 2004, 2005 and 2006 as Exhibit 99.1 to this report, which financial statements may be relied upon by investors. In addition, the Company has filed the press release it issued on October 29, 2007 relating to the matters discussed in this Item 4.02 as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Consolidated Financial Statements as of December 31, 2005 and 2006, and for the years ended December 31, 2004, 2005 and 2006.

99.2	Press release issued October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA DOMAIN, INC.

Date: October 29, 2007	By:	/s/ MICHAEL P. SCARPELLI
Michael P. Scarpelli Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Consolidated Financial Statements as of December 31, 2005 and 2006, and for the years ended December 31, 2004, 2005 and 2006.

99.2	Press release issued October 29, 2007.